UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

AUDACY, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former name or former address, changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	AUD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 24, 2023, the Board of Directors (the “Board”) of Audacy, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved certain changes to the Company’s Non-Employee Director Compensation Policy (“Director Comp Policy”). The Director Comp Policy was modified to include the following:

“2023 Amendment. For the Board year commencing on May 24, 2023 (following the 2023 Annual Meeting of Shareholders), in lieu of the annual grant of $120,000 in shares of restricted stock units (set forth in the Section above titled “Equity Compensation”), each Non-employee Director shall receive a one-time cash payment of $100,000. Such amount shall be due and payable promptly following the 2023 Annual Meeting of Shareholders.”

The foregoing is a summary description of the material changes to the Director Comp Policy. Reference is made to the complete text of the Director Comp Policy, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On May 23, 2023, Monique Nelson provided notice to the Company that she is resigning as a director, effective immediately, due to time constraints. Ms. Nelson’s decision to resign is not the result of any disagreement relating to the Company’s operations, policies or practices.

As a result of Ms. Nelson’s resignation, on May 23, 2023, the Board decreased the number of directors that shall constitute the full Board from nine members to eight members, thereby eliminating the vacancy on the Board resulting from the departure of Ms. Nelson (a Class A director).

In accordance with the Company’s bylaws, on May 23, 2023, Mark R. LaNeve (as the sole remaining Class A director as a result of Ms. Nelson’s resignation) appointed Sean R. Creamer as a Class A director, effective immediately, to fill the Class A director vacancy resulting from Ms. Nelson’s departure. There were no changes to Mr. Creamer’s committee assignments or compensation as a non-employee director as a result of his reclassification to a Class A director.

Employment Agreement

On May 24, 2023, the Company, through its wholly-owned subsidiary, Audacy Services, LLC, entered into an employment agreement with Susan Larkin, pursuant to which Ms. Larkin will continue to serve as the Company’s Executive Vice President and Chief Operating Officer (the “Larkin Agreement”). The following is a summary description of the material provisions of the Larkin Agreement and is qualified in its entirety by reference to the complete text of the Larkin Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

The Larkin Agreement has an initial term through May 4, 2026, with automatic one-year extensions following the initial term unless either party provides prior notice of non-extension. The Larkin Agreement provides for an annual base salary of $775,000 (from May 5, 2023 to May 4, 2023), which increases to $800,000 from May 5, 2024 to May 4, 2025, and to $825,000 from May 5, 2025 to May 4, 2026. Ms. Larkin is eligible for an annual cash performance bonus as determined at the discretion of the Compensation Committee of the Board based on its review of the Company’s performance and Ms. Larkin’s performance for the year. Ms. Larkin’s target annual bonus amount is 85% of her annual base salary.

Ms. Larkin is eligible for future equity compensation with an aggregate annual target amount of $500,000, or such other amount as determined at the discretion of the Compensation Committee of the Board.

In the event that Ms. Larkin’s employment is terminated either by the Company without “cause” (other than due to disability) or by her for “good reason,” Ms. Larkin will be entitled to receive the following severance payments and benefits: (i) continued payment of her annual base salary for one year following the date of termination; (ii) a one-time bonus payment equal to the pro-rata portion of the amount of annual bonus received for the year immediately preceding the year of termination; and (iii) all of Ms. Larkin’s then-outstanding equity awards will continue to vest through the first anniversary of the date of termination as if she had remained employed through such date (“Severance Benefits”).

If Ms. Larkin’s employment is terminated: (I) as a result of a Change of Control (as defined in the Larkin Agreement), during the period commencing on the date of execution of a binding agreement, which would result in a Change in Control if consummated and ending on the twelve (12) month anniversary of the consummation of such Change in Control; and (II) by the Company for “cause” or by Ms. Larkin for “good reason” or Ms. Larkin’s employment agreement is not renewed by the Company, then Ms. Larkin would be entitled to the Severance Benefits. In addition, all of Ms. Larkin’s then-outstanding equity grants, to the extent not previously vested, which are subject to vesting solely on the basis of time would fully vest and become immediately exercisable or settled as of the date of such termination of employment.

In the event that Ms. Larkin elects to not renew the Larkin Agreement, she shall not be entitled to any severance. In the event that the Company elects to not renew the Larkin Agreement, Ms. Larkin will be entitled to receive the following severance payments and benefits: (i) continued payment of her annual base salary for one year following the date of termination; and (ii) a one-time bonus payment equal to the pro-rata portion of the amount of annual bonus received for the year immediately preceding the year of termination.

Ms. Larkin is entitled to a car allowance of $1,000 per month, and to such flexible time away, leave and other benefits and shall be subject to such rules and regulations and disciplinary action as shall be in effect from time to time in accordance with Company policy as applied uniformly to similarly-situated executives.

The Larkin Agreement provides for customary non-competition, non-solicitation of employees and non-solicitation of client covenants that apply during employment and the twelve-month period thereafter and a perpetual confidentiality covenant.

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)	On May 24, 2023, the Company held its annual meeting of shareholders (the “Annual Meeting”).

(b)	The following matters were considered and voted on at the Annual Meeting:

(i)

the election of three Directors, each in Board Class III, for a three-year term expiring at the Company’s 2026 annual meeting of shareholders or until each such Director’s successor is duly elected and qualified;

(ii)

the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to permit the Company to effect a reverse stock split of its outstanding Class A and Class B Common Stock, at a ratio with a range between one-for-two and one-for-30, subject to and as determined by a committee appointed by the Board (the “Committee”);

(iii)	an advisory vote on executive compensation;

(iv)	an advisory vote on the frequency of future advisory votes on executive compensation; and

(v)	the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023.

(c)	At the Annual Meeting:

(i)

David J. Field, Joseph M. Field and David J. Berkman were each elected as a Director, in Board Class III, for a three year-term expiring at the Company’s 2026 annual meeting of shareholders or until each such Director’s successor is duly elected and qualified;

(ii)

the amendment to the Company’s Amended and Restated Articles of Incorporation to permit the Company to effect a reverse stock split of its outstanding Class A and Class B Common Stock, at a ratio with a range between one-for-two and one-for-30, subject to and as determined by the Committee was approved;

(iii)	the following resolution regarding the advisory vote on executive compensation was adopted:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED;”

(iv)	a frequency of every three years for future advisory votes on executive compensation received the most votes; and

(v)	the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023 was ratified.

The voting results were as follows:

(A)	Election of three Directors in Board Class III:

Nominee	For	Withheld	Broker Non-Votes
David J. Field	103,018,236	19,494,294	23,455,888
Joseph M. Field	102,925,530	19,587,000	23,455,888
David J. Berkman	97,291,190	25,221,340	23,455,888

(B)

Approval of the amendment to the Company’s Amended and Restated Articles of Incorporation to permit the Company to effect a reverse stock split of its outstanding Class A and Class B Common Stock, at a ratio with a range between one-for-two and one-for-30, subject to and as determined by the Committee:

For	Against	Abstain	Broker Non-Votes
140,911,712	4,845,852	210,854	N/A

(C)	Advisory vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
98,018,870	19,808,187	4,685,473	23,455,888

(D)	Advisory vote on the frequency of future advisory votes on Executive Compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
53,210,240	1,496,772	66,561,018	1,244,500	23,455,888

(E)	Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023:

For	Against	Abstain	Broker Non-Votes
143,694,667	2,073,031	180,720	N/A

(d)    As reported above, at the Annual Meeting, our shareholders adopted an advisory vote that the Company should conduct future advisory votes on executive compensation every three years. Based on the Board’s recommendation in the Company’s proxy statement filed on April 4, 2023 and on the voting results at the Annual Meeting (with respect to the shareholder advisory vote on the frequency of future advisory votes), the Board determined that the Company will conduct advisory votes on executive compensation every three years, and that this determination will remain effective until the next required advisory vote on the frequency of shareholder advisory votes on such compensation.

Item 8.01. Other Events

(A)    As disclosed in Item 5.02(b), on May 23, 2023, Monique Nelson provided notice to the Company that she is resigning as a director due to time constraints. As a result of Ms. Nelson’s resignation, on May 23, 2023, the Board decreased the number of directors that shall constitute the full Board from nine members to eight members, thereby eliminating the vacancy on the Board resulting from the departure of Ms. Nelson (a Class A director).

In accordance with the Company’s bylaws, on May 23, 2023, Mark R. LaNeve (as the sole remaining Class A director as a result of Ms. Nelson’s resignation) appointed Sean R. Creamer as a Class A director, effective immediately, to fill the Class A director vacancy resulting from Ms. Nelson’s departure. There were no changes to Mr. Creamer’s committee assignments or compensation as a non-employee director as a result of his reclassification to a Class A director.

(B)    As disclosed in Item 5.07, at the Annual Meeting, the Company’s shareholders adopted an amendment to the Company’s Amended and Restated Articles of Incorporation to permit the Company to effect a reverse stock split of its outstanding Class A and Class B Common Stock, at a ratio with a range between one-for-two and one-for-30, subject to and as determined by the Committee. The Company will announce the effective date and the ratio of the reverse stock split once determined by the Committee.

Item 9.01. Financial Statements and Exhibits.

(e)	Exhibits.

Exhibit No.	Title

10.1	Audacy Non-Employee Director Compensation Policy

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President and Secretary

Dated: May 26, 2023